Exhibit 10.1

SECOND AMENDMENT TO
COLLABORATION AND LICENSE Agreement

This Second Amendment to Collaboration and License Agreement (the “Second Amendment”), is entered into as of October 30, 2020 (the “Second Amendment Effective Date”) by and between Homology Medicines, Inc., a corporation organized under the laws of the State of Delaware, having a business address at One Patriots Park, Bedford, MA 01730 (“HMI”), and Novartis Institutes for BioMedical Research, Inc., a corporation organized under the laws of the State of Delaware, having a business address at 250 Massachusetts Avenue, Cambridge, MA 02139 (“NVS”).  HMI and NVS are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, HMI and NVS are Parties to that certain Collaboration and License Agreement effective as of November 6, 2017, as amended by that certain Amendment to Collaboration and License Agreement effective as of December 17, 2018 (together, the “Original Agreement,” and as further amended by this Second Amendment, the “Agreement”);

WHEREAS, HMI and NVS desire to extend the Research Term with respect to the Exploratory Research Activities; and

WHEREAS, the Parties wish to amend the Original Agreement to reflect their agreement as stated above.

NOW, THEREFORE, the Parties agree to amend the Agreement as follows:

1.Definitions

1.1Existing Definitions. Terms used herein without further definition shall have the same meanings ascribed to them as in the Original Agreement.

2.Amendments

2.1Section 1.249 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

“Research Term” means the period of time commencing on the Effective Date and concluding, (a) with respect to the Exploratory Research Activities, three years and six months from the Effective Date, and (b) with respect to the Target Research Activities, on the 5th anniversary of the Effective Date, in each case of (a) and (b), as such period may be extended upon agreement of the Parties.

3.Miscellaneous

3.1Effectiveness. Except as set forth in this Second Amendment, all terms and conditions of the Original Agreement are hereby ratified and shall remain in full force and effect. Amendments made pursuant to this Second Amendment shall be effective as of the Second Amendment Effective Date.

3.2Conflicts. In the event of a conflict between a provision of the Original Agreement and a provision of this Second Amendment, the provisions of this Second Amendment will control to the extent of such conflict.

3.3Counterparts. This Second Amendment may be executed in two or more counterparts, including by electronically transmitted signature page, each of which will be deemed an original and all of which together will constitute one instrument. This Second Amendment will be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the Parties have duly executed this Second Amendment as of the Second Amendment Effective Date.

HOMOLOGY MEDICINES, INC.	Novartis Institutes for BioMedical Research, Inc.

By: /s/ Albert Seymour	By: /s/ Philip Gotwals

Name: Albert Seymour	Name: Philip Gotwals

Title: Chief Scientific Officer	Title: VP, Global Head, NIBR BD&L